SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    Form 8-K


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported) July 18, 1997
                                  (May 5, 1997)

                            Seneca Foods Corporation
             (Exact name of registrant as specified in its charter)

         New York                       0-1989          16-0733425
 (State or other jurisdiction of      (Commission    (I. R. S. Employer
  incorporation or organization)      File Number)   Identification No.)

              1162 Pittsford-Victor Road, Pittsford, New York 14534
               (Address of principal executive offices) (Zip Code)


         Registrant's telephone number, including area code 716/385-9500


                                 Not Applicable
               Former name, former address and former fiscal year,
                          if changed since last report

                                    Form 8-K

                            Seneca Foods Corporation


Item 2. Acquisition or Disposition of Assets

On May 5, 1997 Seneca Foods Corporation ("Registrant") acquired certain assets of the Curtice Burns Foods, Inc. ("Curtice Burns"), a wholly owned subsidiary of Pro-Fac Cooperative, Inc., used in the canned vegetable business of Curtice Burns. The 1996 sales of the acquired assets were approximately $37 million. The Registrant purchased two plants, inventories, and trademarks of the business. Assets purchased include a warehouse located in LeRoy, New York and a processing plant located in Leicester, New York.

In conjunction with the acquisition, the Registrant and Curtice Burns entered into a long-term strategic alliance, combining their New York agricultural departments into one organization, now managed by Curtice Burns.

This acquisition was funded primarily out of working capital. A proposed $15 million long-term debt financing to fund the long-term assets of this acquisition and another acquisition recently completed is being negotiated by the Registrant. The Registrant expects to consummate the financing sometime in August 1997.

Item 7. Financial Statements and Exhibits

      Financial Statements

The Registrant had concluded that the assets purchased did not constitute a significant subsidiary within the language and intent of Regulation S-X. On June 9, 1997 the Commission advised that it did not agree with the Registrant's position. The Commission staff further advised that it would accept audited statements for the most recent fiscal year in satisfaction of the requirements of Rule 3-05 of Regulation S-X. The audited financial statement information required by Article 11 of Regulation S-X follows:

CURTICE BURNS VEGETABLE PROCESSING PLANT AND FOOD STORAGE WAREHOUSE (Locations Owned by Curtice
Burns Foods, Inc.)


Statements of Net Assets to be Acquired as of March 29, 1997 (Unaudited) and June 29, 1996 and
Statements of Revenue and Direct Operating
Expenses for the Nine Months Ended March 29, 1997
(Unaudited) and for the Year Ended June 29, 1996 and Independent Auditors' Report

CURTICE BURNS VEGETABLE PROCESSING
PLANT AND FOOD STORAGE WAREHOUSE
(Locations Owned by Curtice Burns Foods, Inc.)


TABLE OF CONTENTS
--------------------------------------------------------------------------------


                                                                          Page

INDEPENDENT AUDITORS' REPORT                                                1

FINANCIAL STATEMENTS:

   Statements of Net Assets to be Acquired                                  2

   Statements of Revenue and Direct Operating Expenses                      3

   Notes to Financial Statements                                            4

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------








INDEPENDENT AUDITORS' REPORT


Curtice Burns Foods, Inc.

We have audited the accompanying statement of net assets to be acquired of the Curtice Burns Vegetable Processing Plant and Food Storage Warehouse ("the
Curtice locations"), locations owned by Curtice Burns Foods, Inc. ("the Company") a wholly owned subsidiary of Pro-Fac Cooperative, Inc., as of June 29, 1996 and the related statement of revenue and direct operating expenses for the year ended June 29, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the net assets to be acquired of the Curtice Burns Vegetable Processing Plant and Food Storage Warehouse as of June 29, 1996 and the results of its revenue and direct operating expenses for the year ended June 29, 1996 in conformity with generally accepted accounting principles.

As discussed in Note 1 to the financial statements, the Curtice locations are owned by the Company. Certain expenses included in the financial statements represent allocations of amounts applicable to the Company. As a result, the accompanying financial statements may not necessarily be indicative of conditions that would have existed or the results of operations that would have occurred had the Curtice locations been operated as an unaffiliated entity.



/s/Deloitte & Touche LLP
Rochester, New York
July 15, 1997

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
CURTICE BURNS VEGETABLE PROCESSING
PLANT AND FOOD STORAGE WAREHOUSE
(Locations Owned by Curtice Burns Foods, Inc.)

STATEMENTS OF NET ASSETS TO BE ACQUIRED
MARCH 29, 1997 (UNAUDITED) AND JUNE 29, 1996 (In thousands)
--------------------------------------------------------------------------------


                                                  March 29,           June 29,
                                                    1997               1996
                                                 (Unaudited)
ASSETS

CURRENT ASSETS:
  Inventories:
    Finished products                            $ 14,693            $  5,978
    Supplies                                          455               6,594
                                                   ------               -----
                                                   15,148              12,572
  Prepaid expenses                                     77                  38
                                                   ------              ------

        Total current assets                       15,225              12,610
                                                   ------              ------
PROPERTY, PLANT AND EQUIPMENT:
  Land                                                 94                  94
  Buildings                                         6,820               6,754
  Machinery and equipment                          12,976              10,512
  Construction in progress                            132               1,154
                                                   ------              ------
                                                   20,022              18,514
  Less accumulated depreciation and amortization    3,420               2,279
                                                   ------              ------
        Net property, plant, and equipment         16,602              16,235

Total Assets                                       31,827              28,845

LIABILITY

CURRENT LIABILITY:
  Accrued vacation                                    194                 188
                                                     ----                ----

NET ASSETS TO BE ACQUIRED                     $    31,633         $    28,657
                                              ===========         ===========



See notes to financial statements.

CURTICE BURNS VEGETABLE PROCESSING
PLANT AND FOOD STORAGE WAREHOUSE
(Locations Owned by Curtice Burns Foods, Inc.)

STATEMENTS OF REVENUE AND DIRECT OPERATING EXPENSES
NINE MONTHS ENDED MARCH 29, 1997 (UNAUDITED) AND
YEAR ENDED JUNE 29, 1996 (In thousands)
--------------------------------------------------------------------------------



                                               Nine Months
                                                  Ended            Year
                                                March 29,         Ended
                                                  1997           June 29,
                                              (Unaudited)         1996

REVENUE                                       $  32,264         $  36,744
                                              ----------        ---------

DIRECT OPERATING EXPENSES:
  Cost of product sold                           29,117            37,103
  Selling, general and administrative expense     3,097             3,427
                                              ---------         ---------
                                                 32,214            40,530
                                              ---------         ---------
REVENUE OVER (UNDER) DIRECT OPERATING EXPENSES$      50         $  (3,786)
                                              =========         =========



See notes to financial statements.

CURTICE BURNS VEGETABLE PROCESSING
PLANT AND FOOD STORAGE WAREHOUSE
(Locations Owned by Curtice Burns Foods, Inc.)

NOTES TO FINANCIAL STATEMENTS
NINE MONTHS ENDED MARCH 29, 1997 (UNAUDITED) AND YEAR ENDED JUNE 29, 1996
--------------------------------------------------------------------------------
(Amounts in Thousands)
--------------------------------------------------------------------------------



1.    ORGANIZATION, OPERATIONS AND BASIS OF PRESENTATION

      The Curtice Burns Vegetable Processing Plant in Leicester, New York and Food Storage Warehouse in LeRoy, New York ("the Curtice locations") are locations owned by Curtice Burns Foods, Inc. ("the Company"), a wholly-owned subsidiary of Pro-Fac Cooperative, Inc. ("Pro-Fac"). The Company processes and markets a variety of product lines of regional branded, private label and foodservice products in facilities located throughout the United States. Pro-Fac, an agricultural marketing cooperative which consists of over 600 members, processes fruits, vegetables and popcorn through the Company.

      The Curtice locations are not "stand-alone" divisions or subsidiaries of the Company and were not generally accounted for separately. As a result, the distinct and separate accounts necessary to present individual balance sheets and income statements for the Curtice locations as of March 29, 1997 (unaudited) and June 29, 1996 and for the nine months ended March 29, 1997 (unaudited) and for the year ended June 29, 1996 have not been maintained.

      The Curtice locations do not maintain stand-alone corporate treasury, legal, tax and other similar corporate support functions. In addition, the Company's systems and procedures do not provide sufficient information to develop a reasonable cost allocation for corporate general and administrative expenses, income taxes, corporate debt and interest expense.

      With respect to cash flows, purchases of inventory along with payroll, capital and other expenditures are funded by the Company. Sales are billed and collected by the Company.

      Financial Statement Presentation - Based upon the above information, the following financial information is presented:

            Statements of Net Assets to be Acquired. These statements include only the net assets of the Curtice locations being purchased by Seneca Foods Corporation. (See Note 6.)

            Statements of Revenue and Direct Operating Expenses of the Curtice locations acquired by Seneca Foods Corporation.

      Statements of Cash Flow are not presented for the Curtice locations as all cash flow activitiy is handled by the Company.


2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Interim Financial Information - In the opinion of management, the unaudited information presented as of and for the period ended March 29, 1997 reflects all adjustments which consist of normal recurring adjustments necessary for a fair presentation of the interim period. Operating results for the interim period are not necessarily indicative of the results that may be expected for a full year.

      Fiscal Year-The Company's fiscal year ends on the last Saturday in June.

      Inventories - Inventories are stated at the lower of cost (first-in, first-out) or market.

      Property, plant and equipment is recorded at cost. Depreciation is provided using a straight line method over the estimated useful lives of the assets. The carrying amount of long-lived assets is evaluated annually to determine if adjustment to the depreciation period or to the unamortized balance is warranted. Ranges of estimated useful lives for computing depreciation are as follows:

                  Buildings                                 15-40 years
                  Machinery and equipment                    4-17 years

      Purchases of property, plant and equipment and depreciation expense for the year ended June 29, 1996 were $742 and $1,327, respectively.

      Revenue Recognition - Sales are recorded at the date of shipment.

      Fair Value of Financial Instruments - The carrying value of accrued vacation approximates fair value because of the short maturity of this item.

      Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


3.    LEASE COMMITMENTS

      The Curtice locations have long-term noncancelable leases for the use of certain buildings, equipment and land. The leases are for varying periods and the rental expense under such agreements totaled approximately $547 for the year ended June 29, 1996.

      As of June 29, 1996, the aggregate minimum future rental commitments under such noncancelable leases with terms in excess of one year are as follows:



                            Fiscal year ending June:
                              1997                          $  545
                              1998                             446
                              1999                             413
                              2000                             115
                              2001                              90
                              Thereafter                        41
                                                            ------
                                                            $1,650
                                                            ======


4.    EMPLOYEE BENEFIT PLANS

      Employees of the Curtice locations participate in the Company's benefit plans which primarily include defined benefit pension plans, a defined contribution plan and various health and medical plans. Expenses for the various benefit plans have been allocated to the Curtice locations by the Company as disclosed in Note 5.

      Upon the sale of the Curtice locations to Seneca Foods Corporation in May 1997 (see Note 6), the employees of the Curtice locations were terminated from the various benefit plans. Additionally, employees of the Curtice locations became generally eligible to participate in the Seneca Foods Corporation benefit plans. Separate calculations for the components of net pension expense for the Curtice locations and the Curtice location's funded status are not available.


5.    CORPORATE ALLOCATIONS AND RELATED PARTY INFORMATION

      The Curtice locations do not maintain stand-alone corporate treasury, legal, tax and other similar corporate support functions. The Curtice locations record certain expenses allocated from the Company related primarily to employee benefits and property insurance. For purposes of preparing the financial information for the Curtice locations, these expenses were allocated based upon a variety of factors which include the number of employees of the Curtice locations and the identification of costs specifically attributable to the Curtice locations. Management believes that these allocations are based on assumptions that are reasonable under the circumstances; however, the statements of net assets to be acquired and revenue and direct operating expenses of the Curtice locations may not necessarily be indicative of the conditions that would have existed or results of operations that would have occurred had the Curtice locations been operated as an unaffiliated entity.

      The following represents a summary of the costs allocated to the Curtice locations by the Company which were included in the statement of revenue and direct operating expenses:

                                                               Year Ended
                                                                 June 29,
                                                                  1996

         Employee benefits                                       $ 339
         Property insurance                                         98


      The Curtice location's purchases from Pro-Fac and other related entities for the year ended June 29, 1996 totaled $7,258 and $11,065, respectively.

      All of the assets of the Curtice locations served as collateral for portions of the Company's debt at June 29, 1996.


6.    SALE OF CURTICE BURNS VEGETABLE PROCESSING PLANT AND FOOD STORAGE
      WAREHOUSE

      On May 5, 1997, Seneca Foods Corporation acquired the Company's New York State canned private label vegetable business, along with the Blue Boy branded canned vegetable business from the Company, for a purchase price totaling approximately $29,200. The purchase price included real property, machinery and equipment, inventories, supplies, certain trademarks, and the assumption of certain operating agreements in effect related to the acquired assets, such as leases, supply agreements and a collective bargaining agreement. The buyer and seller also formed a long-term strategic alliance, combining their New York agricultural departments into one organization managed by the Company.


                    SENECA FOODS CORPORATION AND SUBSIDIARIES
                 PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEETS
                                 MARCH 31, 1997
                                   (Unaudited)
                            (In Thousands of Dollars)
                                                        Acquirer
                                                      Consolidated         Acquiree              Pro Forma            Pro Forma
                                                       Historical         Historical           Adjustments             Balance
                                                       ----------         ----------           -----------             -------

ASSETS
Current Assets:
Cash and Short Term Investments                                 $1,584                                                       $1,584
Accounts Receivable, Net                                        36,477                                                       36,477
Inventories                                                    158,197            12,780                                    170,977
Deferred Tax Asset , Net                                         6,156                                                        6,156
Other Current Assets                                             4,432                60                                      4,492
                                                  ----------------------------------------------------------------------------------
Total Current Assets                                           206,846            12,840                                    219,686
Prop., Plant and Eq., Net                                      207,439            16,596                                    224,035
Other Assets                                                     1,738                                                        1,738
                                                  ----------------------------------------------------------------------------------
                                                              $416,023           $29,436                                   $445,459
                                                  ==================================================================================
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Notes Payable                                                  $18,000                              $23,282  (b)            $41,282
Accounts Payable                                                24,435                                                       24,435
Accrued Expenses                                                25,615               194                                     25,809
Income Taxes                                                       599                                                          599
Current Portion of Long Term Debt
  and Capital Lease Obligations                                  9,465                                                        9,465
                                                  ----------------------------------------------------------------------------------
Total Current Liabilities                                       78,114               194             23,282                 101,590
Long Term Debt                                                 214,848                                7,321  (b)            222,169
Capital Lease Obligations                                        9,280                                                        9,280
Deferred Gain and Other Liabilities                              4,248                                                        4,248
Deferred Income Taxes                                           15,797                                 (421)(a)              15,376
Stockholders' Equity:
Preferred Stock                                                     70                                                           70
Common Stock                                                     2,666                                                        2,666
Additional Paid-in-Capital                                       5,913                                                        5,913
Net Unrealized Gain on Available-
  For-Sale Securities                                              435                                                          435
Retained Earnings                                               84,652              (510)              (430)                 83,712
                                                  ----------------------------------------------------------------------------------
Stockholders' Equity                                            93,736              (510)              (430)                 92,796
                                                  ----------------------------------------------------------------------------------
                                                              $416,023             ($316)           $29,752                $445,459
                                                  ==================================================================================

The accompanying notes are an integral part of these unaudited Pro Forma Condensed Financial Statements.

                   SENECA FOODS CORPORATION, AND SUBSIDIARIES
              PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF INCOME
                       TWELVE MONTHS ENDED MARCH 31, 1997
                                   (Unaudited)
                        (In thousands, except share data)

                                                        Acquirer
                                                      Consolidated         Acquiree              Pro Forma            Pro Forma
                                                       Historical         Historical           Adjustments             Balance
                                                       ----------         ----------           -----------             -------

Revenue                                                       $738,443           $54,577                                   $793,020

Costs and Expenses:

Cost of Product Sold                                           669,261            50,344                                    719,605
Selling, General and Administrative                             28,609             1,714                671 (b)              30,994
Interest Expense                                                28,827             3,314                                     32,141
                                                  ----------------------------------------------------------------------------------
  Total Costs and Expenses                                     726,697            55,372                671                 782,740

Income Before Income Taxes and Extraordinary Item               11,746              (795)              (671)                 10,280

Income Taxes                                                     4,215              (285)              (241)                  3,974
                                                  ----------------------------------------------------------------------------------

Earnings from Continued Operations                              $7,531             ($510)             ($430)                 $6,591
                                                  ==================================================================================

Net Earnings- Common Stock                                      $7,531             ($510)             ($430)                 $6,591

Earnings Per Share                                               $1.27                                                        $1.12
                                                  ==================================================================================

Weighted Average Common Shares O/S                           5,939,680                                                    5,939,680
                                                  ==================================================================================

The accompanying notes are an integral part of these unaudited Pro Forma Condensed Financial Statements.

                    SENECA FOODS CORPORATION AND SUBSIDIARIES
              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


March 31, 1997 Statements (Last previous fiscal year):

    The Acquired Historical column reflects the addition of the assets and liabilities and related income and expense accounts of the assets purchased from Curtice Burns Foods, Inc. which was purchased May 5, 1997 as described in Item 2 of this Form 8-K. Although the historical financial statements only reflect revenues and direct expenses, based on the small magnitude of the acquisition compared to our existing business, the amount of additional expenses incurred should be minimal.

(a) The Pro Forma adjustments referenced as (a) reflect the estimated federal and state income tax effect of aforementioned purchases.

(b) The Pro Forma adjustments referenced as (b) reflect the source of the funds used for the aforementioned purchase. The source of the funds used includes long-term debt of $7,321M and the balance ($22,756M) from short-term borrowings. The debt reflect a 9.17% interest rate which when applied to the $7,321M principal gives the Pro Forma interest of $671M.

      Exhibits

The Asset Purchase Agreement related to the transaction with Curtice Burns Foods, Inc. is attached hereto as Exhibit 2(A).

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                     Seneca Foods Corporation
                                                           (Registrant)

                                                      /s/Kraig H. Kayser
July 18, 1997                                         Kraig H. Kayser
                                                      President and
                                                      Chief Executive Officer